VIRBAC CORPORATION                                                       PAGE 47

      Exhibit 99.2 - Certification Pursuant to Section 1350 of Chapter 63 of
                       Title 18 of the United States Code


I, Joseph A. Rougraff, the Chief Financial Officer of Virbac Corporation certify that the foregoing report fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained therein fairly presents, in all material respects, the financial condition and results of operations of Virbac Corporation for the periods covered by the report.

/s/ Joseph A. Rougraff
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Joseph A. Rougraff
Chief Financial Officer
November 13, 2002